Exhibit 24.2

INFORMATION TECHNOLOGY, INC.

PRECISION COMPUTER SYSTEMS, INC.

ITI OF NEBRASKA, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints, Charles W. Sprague, Assistant Secretary, Thomas J. Hirsch, Assistant Treasurer, and Joseph C. Gibson, Assistant Treasurer, in each case, of each of the entities referenced above (the “Guarantors”), and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 and any amendments (including post-effective amendments) or supplements thereto relating to the issuance from time to time by the Guarantors of guarantees of Fiserv, Inc.’s debt securities (the “Guarantees”) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission in connection with the registration of the Guarantees, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13th day of November, 2007.

/s/ Donald F. Dillon
Donald F. Dillon